EXHIBIT 99.1

Zoetis Announces Third Quarter 2025 Results

•Reports Revenue of $2.4 Billion, Growing 1%, and Net Income of $721 Million, or $1.63 per Diluted Share, Increasing 6% and 9%, Respectively, on a Reported Basis for Third Quarter 2025
•Delivers 4% Organic Operational Growth in Revenue and 9% Organic Operational Growth in Adjusted Net Income for Third Quarter 2025
•Reports Adjusted Net Income of $754 Million, or Adjusted Diluted EPS of $1.70, for Third Quarter 2025
•Revises Full Year 2025 Revenue Guidance to $9.400 - $9.475 Billion with Organic Operational Revenue Growth of 5.5% to 6.5% Based on Broader Macro Trends and the Operational Environment
•Narrows Full Year 2025 Guidance for Organic Operational Growth in Adjusted Net Income to 5.5% to 7.0% to Reflect Continued Disciplined Execution
•Maintains Guidance for Diluted EPS on an Adjusted Basis of $6.30 to $6.40

PARSIPPANY, N.J. – November 4, 2025 – Zoetis Inc. (NYSE:ZTS) today reported its financial results for the third quarter of 2025.

The company reported revenue of $2.4 billion for the third quarter of 2025, an increase of 1% compared with the third quarter of 2024. On an organic operational1 basis, revenue for the third quarter of 2025 increased 4% compared with the third quarter of 2024. Net income for the third quarter of 2025 was $721 million, or $1.63 per diluted share, an increase of 6% and 9%, respectively, on a reported basis.

Adjusted net income2 for the third quarter of 2025 was $754 million, or $1.70 per diluted share, an increase of 5% and 8%, respectively, on a reported basis, and an increase of 9% and 12%, respectively, on an organic operational basis. Adjusted net income for the third quarter of 2025 excludes the net impact of $33 million for purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items.

EXECUTIVE COMMENTARY
“We reported 4% organic operational revenue growth and 9% growth in adjusted net income on an organic operational basis, thanks to the relentless focus and consistent execution of our colleagues across the world," said Kristin Peck, Chief Executive Officer of Zoetis. “While growth moderated in the
1 |

third quarter in line with our expectations, we achieved significant regulatory milestones, including major new product approvals, geographic expansions and differentiating lifecycle innovations across products and species. With our manufacturing excellence, strong customer relationships and a robust pipeline, we are well positioned to advance animal care, bring new products to market and deliver sustainable growth and value for our shareholders.”

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its commercial operations across two segments: United States (U.S.) and International. Within these segments, the company delivers a diverse portfolio of products for companion animals and livestock, tailored to local trends and customer needs. In the third quarter of 2025:
•Revenue in the U.S. segment was $1.3 billion, a decrease of 2% on a reported basis and an increase of 3% on an organic operational basis compared with the third quarter of 2024. Sales of the company's innovative companion animal products were flat for the quarter. Growth in the company's parasiticides portfolio, including Simparica® and Revolution® franchises, diagnostics and key dermatology portfolio, including Apoquel® Chewable, were offset by a decline in the company's monoclonal antibody (mAb) products for osteoarthritis (OA) pain, Librela® for dogs and Solensia® for cats. Sales of livestock products declined 9% on a reported basis in the quarter, largely due to the divestiture of the medicated feed additive (MFA) product portfolio and related assets. On an organic operational basis, sales of livestock products increased 14% with strength in the cattle portfolio driven primarily by improved supply of ceftiofur products and growth across the broader livestock portfolio, primarily in vaccines.

•Revenue in the International segment was $1.1 billion, a 3% increase on a reported basis and a 6% increase on an organic operational basis compared with the third quarter of 2024. Sales of the company's innovative companion animal products grew 8% on a reported basis and 4% operationally3. Growth in the quarter was driven by the company's parasiticides portfolio, including both Simparica and Revolution/Stronghold® franchises, as well as key dermatology products Apoquel® and Cytopoint®. Sales of livestock products declined 2% on a reported basis, due to the divestiture of the MFA product portfolio and related assets. Sales of livestock products increased 8% on an organic operational basis, driven by broad-based growth across all core species.

INVESTMENTS IN GROWTH
Zoetis continues to advance care for animals across the globe with a robust pipeline fueled by lifecycle innovation, geographic expansion and disruptive innovation. As noted at the JP Morgan Healthcare
2 |

Conference in January, the company expects to receive a significant approval in a major market every year for the next several years. The company will host an Innovation webcast on Tuesday, December 2 at 8:30 a.m. ET to provide investors with updates and progress related to its pipeline, and details about Zoetis’ strategic approach to addressing unmet needs, industry-leading R&D capabilities and potential for long-term growth.

Expanding Company’s OA Pain Franchise with Lenivia® and Portela® Regulatory Milestones
Since its last quarterly earnings announcement, Zoetis received approval in Canada for Lenivia, the first long-acting monoclonal antibody to alleviate OA pain in dogs for up to three months with one injection. This significant milestone comes after more than a decade of science and research to address the unmet needs of this market. Nearly 40% of dogs of any age or size may be affected by OA pain4, 5, and chronic pain can negatively impact dogs’ movement, sleep, behavior and social relationships6. Zoetis expects to launch Lenivia in Canada in 2026. Lenivia also received a positive opinion from the Committee for Veterinary Medicinal Products (CVMP) of the European Medicines Agency (EMA), with marketing authorization expected in the fourth quarter of 2025. The company anticipates making Lenivia commercially available in the EU in 2026.

Portela, the first monoclonal antibody therapy with a three-month dosing interval approved for the alleviation of pain associated with OA in cats, received marketing authorization in the EU. This important milestone addresses unmet needs in the market, as up to 40% of all cats have clinical signs of OA7, 8. Zoetis anticipates making Portela commercially available in the EU in 2026.

Continued Expansion of Key Dermatology and Simparica Franchises
The company continues to expand its differentiated dermatology offerings around the world with the approval of Apoquel Chewable in Chile and the labeling of Cytopoint for the treatment of allergic dermatitis in Brazil.

In parasiticides, Simparica Trio® received approval in Brazil and gained new label indications in various international markets, demonstrating the company’s commitment to continued lifecycle innovation to address the unmet needs of its customers. New label indications include:
•In Australia: for the treatment and control of two additional hookworm species and to kill heartworm microfilaria and A. aegypti mosquitoes. This is the first heartworm preventative product in Australia to have a claim for microfilaricidal activity.
•In Canada: to prevent Dipylidium caninum (flea tapeworm) infections by killing Ctenocephalides felis vector fleas in treated dogs. With this approval, Simparica Trio is the only canine combination parasiticide indicated to prevent flea tapeworm infections, at the source, by killing vector fleas before transmission.
•In the UK: to prevent lungworm disease (angiostrongylosis).

3 |

Innovating at the Point-of-Care with Diagnostics
Following a successful U.S. launch, the company expanded its new premium point-of-care hematology analyzer, Vetscan® Opticell™, into the EU. This first-of-its-kind tool offers veterinary healthcare teams significant time, cost and space savings – leading to better patient outcomes and a more efficient clinic. The innovative AI-powered classification technology offers a more advanced option for Complete Blood Count (CBC) analysis, providing lab-quality results in the clinic.

Supporting Livestock Customers
To address an urgent threat facing U.S. livestock producers, Zoetis received a conditional approval from the Food and Drug Administration (FDA) for Dectomax®-CA1 Injectable for the prevention and treatment of New World screwworm myiasis in cattle. This new label makes it the first and only parasite control product with conditional approval to help control this economically devastating pest.

Synovex® Primer™ received approval in Canada for an additional claim to increase rate of weight gain in growing beef steers and heifers on pasture. It also received approval in Mexico for use on pasture, confinement and in the backgrounder phase. In the UK, the company received approval for a needle-free microdose of Suvaxyn® PRRS, a vaccine that helps prevent porcine respiratory and reproductive syndrome.

Strengthening U.S. Commercial Execution
Building on the continued strength of its companion animal franchises and the critical role they play in veterinary practices, Zoetis is evolving its U.S. go-to-market strategy to reinforce its market leadership, better serve customers and operate more efficiently. This includes realigning the U.S. field structure to create a more simplified and agile commercial organization and deliver an elevated customer experience. The company expects these actions to expand its reach, further deepen its customer relationships and help extend the lifecycle of its key franchises.

FINANCIAL GUIDANCE
Zoetis is updating its full year 2025 guidance based on the broader macro trends and operational environment in the back half of the year, and the company's continued disciplined approach to cost management and investment.
•Revenue between $9.400 billion to $9.475 billion (organic operational growth of 5.5% to 6.5%)
•Reported net income between $2.625 billion to $2.665 billion
•Adjusted net income between $2.800 billion to $2.840 billion (organic operational growth of 5.5% to 7.0%)
•Reported diluted EPS of $5.90 to $6.00
•Adjusted diluted EPS between $6.30 to $6.40
This guidance reflects foreign exchange rates as of late October and the impact of enacted and assumptions on announced tariffs. Additional details on guidance are included in the financial tables and will be discussed on the company's conference call.
4 |

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. ET today, during which company executives will review third quarter 2025 results, discuss financial guidance and respond to questions from financial analysts. Investors and the public may access the live webcast and corresponding slides by visiting the Zoetis website at https://investor.zoetis.com/events-presentations. A replay of the webcast will be archived and made available on November 4, 2025.

About Zoetis
As the world’s leading animal health company, Zoetis is driven by a singular purpose: to nurture our world and humankind by advancing care for animals. After innovating ways to predict, prevent, detect, and treat animal illness for more than 70 years, Zoetis continues to stand by those raising and caring for animals worldwide – from veterinarians and pet owners to livestock producers. The company’s leading portfolio and pipeline of medicines, vaccines, diagnostics and technologies make a difference in over 100 countries. A Fortune 500 company, Zoetis generated revenue of $9.3 billion in 2024 with approximately 13,800 employees. For more information, visit www.zoetis.com.
1 Organic operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange and certain acquisitions and divestitures.
2 Adjusted net income and its components and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items.
3 Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
4Wright A, Amodie DM, Cernicchiaro N, et al. Identification of canine osteoarthritis using an owner-reported questionnaire and treatment monitoring using functional mobility tests. J Small Anim Pract. 2022;63(8):609-618.
5Enomoto M, de Castro N, Hash J, et al. Prevalence of radiographic appendicular osteoarthritis and associated clinical signs in young dogs. Sci Rep. 2024;14(1):2827.
6Lascelles BDX, Brown DC, Conzemius MG, Gill M, Oshinsky ML, Sharkey ML. Measurement of chronic pain in companion animals: discussions from the Pain in Animals Workshop (PAW) 2017. Vet J. 2019;250:71-78.
7Enomoto M, Mantyh PW, Murrell J, Innes JF, Lascelles BDX. Anti-nerve growth factor monoclonal antibodies for the control of pain in dogs and cats. Vet Rec. 2019;184(1):23.

8L.I. Slingerland, H.A.W. Hazewinkel, B.P. Meij, Ph. Picavet, G. Voorhout, Cross-sectional study of the prevalence and clinical features of osteoarthritis in 100 cats. The Veterinary Journal, Volume 187, Issue 3, 2011, Pages 304-309.
DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect the current views of Zoetis with respect to: business plans or prospects, future operating or financial performance, future guidance, future operating models; R&D costs; timing and likelihood of success;
5 |

expectations regarding products, product approvals or products under development and expected timing of product launches; expectations regarding competing products; expectations regarding financial impact of divestitures; disruptions in our global supply chain; expectations regarding the performance of acquired companies and our ability to integrate new businesses; expectations regarding the financial impact of acquisitions; future use of cash, dividend payments and share repurchases; foreign exchange rates, tax rates, tariffs, changes in tax regimes and laws and any changes thereto; and other future events. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our most recent Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income, adjusted diluted earnings per share, operational results (which exclude the impact of foreign exchange) and organic operational results (which exclude the impact of foreign exchange and certain acquisitions and divestitures), to assess and analyze our results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations of non-GAAP financial measures and the most directly comparable GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors on the 'Investor Relations' section of our website at www.zoetis.com, as well as on LinkedIn, Facebook, X (formerly Twitter) and YouTube. We encourage investors and potential investors to consult our website regularly and to follow us on social media for company news and information.

Media Contacts:	Investor Contacts:
Jennifer Albano	Steve Frank
1-862-399-0810 (o)	1-973-822-7141 (o)
jennifer.albano@zoetis.com	steve.frank@zoetis.com

Laura Panza	Nick Soonthornchai
1-973-975-5176 (o)	1-973-443-2792 (o)
laura.panza@zoetis.com	nick.soonthornchai@zoetis.com

ZTS-COR
ZTS-IR
ZTS-FIN
6 |

ZOETIS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2025	2024	% Change	2025	2024	% Change
Revenue	$2,400	$2,388	1	$7,080	$6,939	2
Costs and expenses:
Cost of sales	683	701	(3)	1,954	2,012	(3)
Selling, general and administrative expenses	579	565	2	1,759	1,693	4
Research and development expenses	170	167	2	499	500	—
Amortization of intangible assets	32	35	(9)	97	107	(9)
Restructuring charges and certain acquisition and divestiture-related costs	4	5	(20)	34	51	(33)
Interest expense, net of capitalized interest	58	57	2	165	174	(5)
Other (income)/deductions–net	(13)	(16)	(19)	(27)	1	*
Income before provision for taxes on income	887	874	1	2,599	2,401	8
Provision for taxes on income	166	182	(9)	529	486	9
Net income before allocation to noncontrolling interests	721	692	4	2,070	1,915	8
Less: Net income/(loss) attributable to noncontrolling interests	—	10	*	—	10	*
Net income attributable to Zoetis Inc.	$721	$682	6	$2,070	$1,905	9

Earnings per share attributable to Zoetis—basic	$1.63	$1.51	8	$4.65	$4.18	11

Earnings per share attributable to Zoetis—diluted	$1.63	$1.50	9	$4.65	$4.18	11

Weighted-average shares used to calculate earnings per share
Basic	442.9	452.9		445.2	455.4
Diluted	443.2	453.5		445.6	456.1

(a)    The condensed consolidated statements of income present the three and nine months ended September 30, 2025 and 2024. Subsidiaries operating outside the United States are included for the three and nine months ended August 31, 2025 and 2024.
* Calculation not meaningful.

7 |

ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Three Months Ended September 30, 2025
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$683	$(1)	$—	$—	$682
Gross profit	1,717	1	—	—	1,718
Selling, general and administrative expenses	579	(2)	—	(7)	570
Amortization of intangible assets	32	(28)	—	—	4
Restructuring charges and certain acquisition and divestiture-related costs	4	—	—	(4)	—
Other (income)/deductions–net	(13)	—	—	4	(9)
Income before provision for taxes on income	887	32	—	7	926
Provision for taxes on income	166	8	—	(2)	172
Net income attributable to Zoetis	721	24	—	9	754
Earnings per common share attributable to Zoetis–diluted	1.63	0.05	—	0.02	1.70

	Three Months Ended September 30, 2024
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$701	$(1)	$—	$(1)	$699
Gross profit	1,687	1	—	1	1,689
Selling, general and administrative expenses	565	(3)	—	(2)	560
Research and development expenses	167	(1)	—	—	166
Amortization of intangible assets	35	(30)	—	—	5
Restructuring charges and certain acquisition and divestiture-related costs	5	—	(7)	2	—
Income before provision for taxes on income	874	35	7	1	917
Provision for taxes on income	182	8	2	(1)	191
Net income attributable to Zoetis	682	27	5	2	716
Earnings per common share attributable to Zoetis–diluted	1.50	0.06	0.01	0.01	1.58
(a)    The condensed consolidated statements of income present the three months ended September 30, 2025 and 2024. Subsidiaries operating outside the United States are included for the three months ended August 31, 2025 and 2024.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for note (1) and (2).
8 |

ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Nine Months Ended September 30, 2025
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$1,954	$(3)	$—	$(2)	$1,949
Gross profit	5,126	3	—	2	5,131
Selling, general and administrative expenses	1,759	(8)	—	(22)	1,729
Research and development expenses	499	(2)	—	—	497
Amortization of intangible assets	97	(84)	—	—	13
Restructuring charges and certain acquisition and divestiture-related costs	34	—	(1)	(33)	—
Other (income)/deductions–net	(27)	—	—	(3)	(30)
Income before provision for taxes on income	2,599	97	1	60	2,757
Provision for taxes on income	529	22	—	7	558
Net income attributable to Zoetis	2,070	75	1	53	2,199
Earnings per common share attributable to Zoetis–diluted	4.65	0.16	—	0.12	4.93

	Nine Months Ended September 30, 2024
	GAAP Reported(a)	Purchase Accounting Adjustments	Acquisition and Divestiture- Related Costs(1)	Certain Significant Items(2)	Non-GAAP Adjusted(b)
Cost of sales	$2,012	$(3)	$—	$(1)	$2,008
Gross profit	4,927	3	—	1	4,931
Selling, general and administrative expenses	1,693	(9)	—	(2)	1,682
Research and development expenses	500	(2)	—	—	498
Amortization of intangible assets	107	(93)	—	—	14
Restructuring charges and certain acquisition and divestiture-related costs	51	—	(12)	(39)	—
Other (income)/deductions–net	1	—	—	(35)	(34)
Income before provision for taxes on income	2,401	107	12	77	2,597
Provision for taxes on income	486	24	3	13	526
Net income attributable to Zoetis	1,905	83	9	64	2,061
Earnings per common share attributable to Zoetis–diluted	4.18	0.18	0.02	0.14	4.52
(a)    The condensed consolidated statements of income present the nine months ended September 30, 2025 and 2024. Subsidiaries operating outside the United States are included for the nine months ended August 31, 2025 and 2024.
(b)    Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components, and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1) and (2).

9 |

ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)    Acquisition and divestiture-related costs include the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Acquisition-related costs	$—	$—	$1	$1
Divestiture-related costs(a)	—	7	—	11
Total acquisition and divestiture-related costs—pre-tax	—	7	1	12
Income taxes(b)	—	2	—	3
Total acquisition and divestiture-related costs—net of tax	$—	$5	$1	$9
(a)    Divestiture-related costs related to the sale of our medicated feed additive product portfolio, certain water soluble products and related assets, included in Restructuring charges and certain acquisition and divestiture-related costs.
(b)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

(2)    Certain significant items include the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Other restructuring charges and cost-reduction/productivity initiatives(a)	$4	$(2)	$11	$39
Business process transformation program(b)	8	—	26	—
Certain asset impairment charges(c)	—	—	27	11
Net loss on sale of business(d)	—	—	3	22
Other	(5)	3	(7)	5
Total certain significant items—pre-tax	7	1	60	77
Income taxes(e)	(2)	(1)	7	13
Total certain significant items—net of tax	$9	$2	$53	$64
(a)    For the three and nine months ended September 30, 2025, primarily related to a transition from internal to external innovation and manufacturing of certain products and the closure of a related site, included in Restructuring charges and certain acquisition and divestiture-related costs.
For the nine months ended September 30, 2024, primarily related to organizational structure refinements, partially offset by a reversal of costs as a result of a change in strategy from our 2015 operational efficiency initiative, included in Restructuring charges and certain acquisition and divestiture-related costs.
(b)    Represents costs related to our multi-year business process transformation program, which includes the implementation of a new enterprise resource planning (ERP) system, related digital technology solutions and other related costs, included in Selling, general and administrative expenses and Cost of sales. This comprehensive program is a major global and cross-functional company-wide effort that we believe will transform how we work across our business and contribute to all of our strategic priorities. Due to the nature, scope and magnitude of this investment, these costs are incremental transformational costs that are far in excess of the historical normal level of spending to support operations and are not expected to recur in the foreseeable future.
(c)    For the nine months ended September 30, 2025, represents charges related to a transition from internal to external innovation and manufacturing of certain products and the closure of a related site, included in Restructuring charges and certain acquisition and divestiture-related costs, as well as charges related to our aquaculture product portfolio included in Other (income)/deductions–net.
For the nine months ended September 30, 2024, represents charges related to our aquaculture product portfolio, included in Other (income)/deductions–net.
(d)    Represents a net loss related to the sale of our medicated feed additive product portfolio, certain water soluble products and related assets in 2024, included in Other (income)/deductions–net.
(e)    Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.
10 |

ZOETIS INC.
ADJUSTED SELECTED COSTS, EXPENSES AND INCOME(a)
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Adjusted cost of sales	$682	$699	(2)%	1%	(3)%
as a percent of revenue	28.4%	29.3%	NA	NA	NA
Adjusted SG&A expenses	570	560	2%	1%	1%
Adjusted R&D expenses	169	166	2%	1%	1%
Adjusted net income	754	716	5%	—%	5%	(4)%	9%

	Nine Months Ended
	September 30,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Adjusted cost of sales	$1,949	$2,008	(3)%	(5)%	2%
as a percent of revenue	27.5%	28.9%	NA	NA	NA
Adjusted SG&A expenses	1,729	1,682	3%	(1)%	4%
Adjusted R&D expenses	497	498	—%	—%	—%
Adjusted net income	2,199	2,061	7%	3%	4%	(5)%	9%

(a)    Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, and adjusted net income (non-GAAP financial measures) are defined as the corresponding reported U.S. GAAP income statement line items excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items. The corresponding GAAP line items and reconciliations of reported to adjusted information are provided in Condensed Consolidated Statements of Income and Reconciliation of GAAP Reported to Non-GAAP Adjusted Information.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Organic operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange and certain acquisitions and divestitures.
11 |

ZOETIS INC.
2025 GUIDANCE

Selected Line Items (millions of dollars, except per share amounts)	Full Year 2025 as of November 4, 2025	Full Year 2025 as of August 5, 2025 (Prior Guidance)
Revenue	$9,400 to $9,475	$9,450 to $9,600
Organic operational growth(a)	5.5% to 6.5%	6.5% to 8%
Adjusted cost of sales as a percentage of revenue(b)	Approximately 28.3%	Approximately 28.0%
Adjusted SG&A expenses(b)	$2,320 to $2,360	$2,355 to $2,405
Adjusted R&D expenses(b)	$690 to $700	$690 to $700
Adjusted interest expense and other (income)/deductions-net(b)	Approximately $175	Approximately $170
Effective tax rate on adjusted income(b)	Approximately 20.5%	Approximately 21%
Adjusted diluted EPS(b)	$6.30 to $6.40	$6.30 to $6.40
Adjusted net income(b)	$2,800 to $2,840	$2,825 to $2,875
Organic operational growth(a)(c)	5.5% to 7.0%	5.5% to 7.5%
Certain significant items and acquisition and divestiture-related costs(d)	Approximately $75	Approximately $75
Reported diluted EPS	$5.90 to $6.00	$5.90 to $6.00
The guidance as of November 4, 2025 reflects foreign exchange rates as of late October 2025. The prior guidance as of August 5, 2025 reflects foreign exchange rates as of late July 2025.
Reconciliations of 2025 reported guidance to 2025 adjusted guidance follows:

(millions of dollars, except per share amounts)	Reported	Certain significant items and acquisition and divestiture-related costs(d)	Purchase accounting	Adjusted(b)
Cost of sales as a percentage of revenue	~ 28.4%	~ (0.1%)		~ 28.3%
SG&A expenses	$2,358 to $2,398	~ $(27)	~ $(11)	$2,320 to $2,360
R&D expenses	$692 to $702		~ $(2)	$690 to $700
Interest expense and other (income)/deductions-net	~ $175			~ $175
Effective tax rate	~ 20.5%			~ 20.5%
Diluted EPS	$5.90 to $6.00	~ $0.17	~ $0.23	$6.30 to $6.40
Net income attributable to Zoetis	$2,625 to $2,665	~ $75	~ $100	$2,800 to $2,840
(a)    Organic operational results (a non-GAAP financial measure) excludes the impact of foreign exchange and certain acquisitions and divestitures.
(b)    Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. GAAP net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition and divestiture-related costs and certain significant items. Adjusted cost of sales, adjusted SG&A expenses, adjusted R&D expenses, and adjusted interest expense and other (income)/deductions-net are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.
(c)    We do not provide a reconciliation of forward-looking non-GAAP adjusted net income operational results to the most directly comparable U.S. GAAP reported financial measure because we are unable to calculate with reasonable certainty the foreign exchange impact of unusual gains and losses, acquisition and divestiture-related expenses, potential future asset impairments and other certain significant items, without unreasonable effort. The foreign exchange impacts of these items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.
(d)    Primarily includes certain nonrecurring costs related to acquisitions, divestitures and other charges.
12 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Revenue:
Companion Animal	$1,652	$1,609	3%	1%	2%	—%	2%
Livestock	725	758	(4)%	1%	(5)%	(15)%	10%
Contract Manufacturing & Human Health	23	21	10%	—%	10%	—%	10%
Total Revenue	$2,400	$2,388	1%	1%	—%	(4)%	4%

U.S.:
Companion Animal	$1,069	$1,068	—%	—%	—%	—%	—%
Livestock	253	278	(9)%	—%	(9)%	(23)%	14%
Total U.S. Revenue	$1,322	$1,346	(2)%	—%	(2)%	(5)%	3%

International:
Companion Animal	$583	$541	8%	4%	4%	—%	4%
Livestock	472	480	(2)%	1%	(3)%	(11)%	8%
Total International Revenue	$1,055	$1,021	3%	2%	1%	(5)%	6%

Companion Animal:
Dogs and Cats	$1,586	$1,551	2%	1%	1%
Horses	66	58	14%	—%	14%
Total Companion Animal Revenue	$1,652	$1,609	3%	1%	2%

Livestock:
Cattle	$399	$391	2%	—%	2%
Swine	111	131	(15)%	2%	(17)%
Poultry	106	139	(24)%	1%	(25)%
Fish	78	70	11%	3%	8%
Sheep and other	31	27	15%	(3)%	18%
Total Livestock Revenue	$725	$758	(4)%	1%	(5)%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.
(c)    Organic operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange and certain acquisitions and divestitures.
13 |

ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Nine Months Ended
	September 30,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)	Divestitures	Organic Operational(c)
Revenue:
Companion Animal	$4,986	$4,708	6%	—%	6%	—%	6%
Livestock	2,008	2,172	(8)%	(3)%	(5)%	(13)%	8%
Contract Manufacturing & Human Health	86	59	46%	(2)%	48%	—%	48%
Total Revenue	$7,080	$6,939	2%	(1)%	3%	(4)%	7%

U.S.:
Companion Animal	$3,218	$3,046	6%	—%	6%	—%	6%
Livestock	643	771	(17)%	—%	(17)%	(21)%	4%
Total U.S. Revenue	$3,861	$3,817	1%	—%	1%	(4)%	5%

International:
Companion Animal	$1,768	$1,662	6%	(1)%	7%	—%	7%
Livestock	1,365	1,401	(3)%	(4)%	1%	(9)%	10%
Total International Revenue	$3,133	$3,063	2%	(2)%	4%	(5)%	9%

Companion Animal:
Dogs and Cats	$4,783	$4,516	6%	—%	6%
Horses	203	192	6%	(1)%	7%
Total Companion Animal Revenue	$4,986	$4,708	6%	—%	6%

Livestock:
Cattle	$1,077	$1,132	(5)%	(3)%	(2)%
Swine	341	388	(12)%	(2)%	(10)%
Poultry	315	410	(23)%	(1)%	(22)%
Fish	205	177	16%	1%	15%
Sheep and other	70	65	8%	(2)%	10%
Total Livestock Revenue	$2,008	$2,172	(8)%	(3)%	(5)%

(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.
(c)    Organic operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange and certain acquisitions and divestitures.

14 |

ZOETIS INC.
CONSOLIDATED REVENUE BY KEY INTERNATIONAL MARKETS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2025	2024	Total	Foreign Exchange	Operational(a)
Total International	$1,055	$1,021	3%	2%	1%
Australia	87	83	5%	(1)%	6%
Brazil	100	101	(1)%	—%	(1)%
Canada	70	66	6%	—%	6%
Chile	29	31	(6)%	(2)%	(4)%
China	45	61	(26)%	—%	(26)%
France	40	36	11%	6%	5%
Germany	62	57	9%	8%	1%
Italy	35	31	13%	7%	6%
Japan	34	33	3%	5%	(2)%
Mexico	41	39	5%	—%	5%
Spain	38	35	9%	6%	3%
United Kingdom	82	80	3%	5%	(2)%
Other developed markets	164	148	11%	6%	5%
Other emerging markets	228	220	4%	—%	4%

	Nine Months Ended
	September 30,		% Change
	2025	2024	Total	Foreign Exchange	Operational(a)
Total International	$3,133	$3,063	2%	(2)%	4%
Australia	245	239	3%	(3)%	6%
Brazil	281	301	(7)%	(11)%	4%
Canada	210	202	4%	(3)%	7%
Chile	99	93	6%	(2)%	8%
China	177	205	(14)%	(1)%	(13)%
France	113	111	2%	2%	—%
Germany	171	166	3%	2%	1%
Italy	102	95	7%	2%	5%
Japan	115	109	6%	2%	4%
Mexico	116	129	(10)%	(11)%	1%
Spain	108	100	8%	2%	6%
United Kingdom	236	230	3%	3%	—%
Other developed markets	459	413	11%	1%	10%
Other emerging markets	701	670	5%	(3)%	8%
(a)    Operational revenue results (a non-GAAP financial measure) is defined as revenue results excluding the impact of foreign exchange.
Note: operational revenue results are not reflective of organic operational results.

15 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Three Months Ended
	September 30,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$1,322	$1,346	(2)%	—%	(2)%
Cost of Sales	222	258	(14)%	—%	(14)%
Gross Profit	1,100	1,088	1%	—%	1%
Gross Margin	83.2%	80.8%
Operating Expenses	201	199	1%	—%	1%
Other (income)/deductions-net	—	—	*	*	*
U.S. Earnings	$899	$889	1%	—%	1%

International:
Revenue	$1,055	$1,021	3%	2%	1%
Cost of Sales	331	321	3%	1%	2%
Gross Profit	724	700	3%	2%	1%
Gross Margin	68.6%	68.6%
Operating Expenses	167	157	6%	3%	3%
Other (income)/deductions-net	1	1	*	*	*
International Earnings	$556	$542	3%	3%	—%

Total Reportable Segments	$1,455	$1,431	2%	1%	1%

Other business activities(c)	(140)	(137)	2%
Reconciling Items:
Corporate(d)	(306)	(306)	—%
Purchase accounting adjustments(e)	(32)	(35)	(9)%
Acquisition and divestiture-related costs(f)	—	(7)	*
Certain significant items(g)	(7)	(1)	*
Other unallocated(h)	(83)	(71)	17%
Total Earnings(i)	$887	$874	1%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)    Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition and divestiture-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs, as well as costs associated with divesting and disintegrating a portion of our business.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition, costs related to our business process transformation program, as well as the impact of divestiture gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
16 |

ZOETIS INC.
SEGMENT(a) EARNINGS
(UNAUDITED)
(millions of dollars)

	Nine Months Ended
	September 30,		% Change
	2025	2024	Total	Foreign Exchange	Operational(b)
U.S.:
Revenue	$3,861	$3,817	1%	—%	1%
Cost of Sales	629	707	(11)%	—%	(11)%
Gross Profit	3,232	3,110	4%	—%	4%
Gross Margin	83.7%	81.5%
Operating Expenses	624	593	5%	—%	5%
Other (income)/deductions-net	—	—	*	*	*
U.S. Earnings	$2,608	$2,517	4%	—%	4%

International:
Revenue	$3,133	$3,063	2%	(2)%	4%
Cost of Sales	947	976	(3)%	(7)%	4%
Gross Profit	2,186	2,087	5%	1%	4%
Gross Margin	69.8%	68.1%
Operating Expenses	494	491	1%	(2)%	3%
Other (income)/deductions-net	2	1	*	*	*
International Earnings	$1,690	$1,595	6%	1%	5%

Total Reportable Segments	$4,298	$4,112	5%	1%	4%

Other business activities(c)	(403)	(411)	(2)%
Reconciling Items:
Corporate(d)	(898)	(893)	1%
Purchase accounting adjustments(e)	(97)	(107)	(9)%
Acquisition and divestiture-related costs(f)	(1)	(12)	(92)%
Certain significant items(g)	(60)	(77)	(22)%
Other unallocated(h)	(240)	(211)	14%
Total Earnings(i)	$2,599	$2,401	8%
(a)    For a description of each segment, see Zoetis' most recent Annual Report on Form 10-K.
(b)    Operational results (a non-GAAP financial measure) is defined as results excluding the impact of foreign exchange.
(c)    Other business activities includes the research and development costs managed by our research and development organization, as well as our contract manufacturing business and human health business.
(d)    Corporate includes, among other things, certain costs associated with information technology, administration expenses, interest income and expense, certain compensation costs and other costs not charged to our operating segments.
(e)    Purchase accounting adjustments include certain charges related to the amortization of fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.
(f)    Acquisition and divestiture-related costs include costs associated with acquiring and integrating newly acquired businesses, such as transaction costs and integration costs, as well as costs associated with divesting and disintegrating a portion of our business.
(g)    Certain significant items includes substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include certain asset impairment charges, restructuring charges and implementation costs associated with cost-reduction/productivity initiatives that are not associated with an acquisition, costs related to our business process transformation program, as well as the impact of divestiture gains and losses.
(h)    Includes overhead expenses associated with our global manufacturing and supply operations not directly attributable to an operating segment, as well as certain procurement costs.
(i)    Defined as income before provision for taxes on income.
* Calculation not meaningful.
17 |